                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 02549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Geac Computer Corporation Limited
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Canada                                             98-0405151
--------------------------------------------------------------------------------
(State of incorporation or organization)                        (IRS Employer
                                                             Identification No.)


11 Allstate Parkway, Suite 300, Markham Ontario, Canada            L3R 9T8
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [ ]              check the following box. [X]


Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
--------------------------------------------------------------------------------

         N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Shares, no par value
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Securities to be Registered.
         ------------------------------------------

         Geac's authorized capital consists of an unlimited number of common shares without nominal or par value and an unlimited number of preference shares without nominal or par value, issuable in series.

         The securities registered hereby are common shares of Geac. As of October 31, 2003, Geac had 84,777,930 common shares outstanding. Geac's common shares entitle their holders to receive notice of and attend all meetings of shareholders, and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or a specified series are entitled to vote. The holders of common shares are entitled to dividends, if, as, and when declared by the board of directors of Geac. The common shares are entitled upon liquidation, dissolution or winding-up of Geac to receive the remaining assets of the corporation, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Geac.

         Geac has adopted a shareholder protection rights plan. Geac has included a summary of the material terms and conditions of the shareholder protection rights plan under the heading "Description of Securities--Geac Shareholder Rights Plan" in its Registration Statement on Form S-8, registration no. 333-109670, as filed with the Securities and Exchange Commission on October 14, 2003 and as subsequently amended and as may be amended after the filing of this Registration Statement on Form 8-A. That information is incorporated herein by reference.


Item 2.  Exhibits.
         --------

EXHIBIT
NUMBER      EXHIBIT DESCRIPTION
-------     -------------------

  3.1 Restated Certificate and Articles of Incorporation of Geac, incorporated herein by reference to Exhibit 3.1 to Geac's Registration Statement on Form F-4 (file no. 333-103019), filed with the Securities and Exchange Commission on February 6, 2003.

  3.2 Bylaws of Geac, incorporated herein by reference to Exhibit 3.2 to Geac's Registration Statement on Form F-4 (file no. 333-103019), filed with the Securities and Exchange Commission on February 6, 2003.

 10.1 Amended and Restated Geac Shareholder Protection Rights Agreement, incorporated herein by reference to Exhibit 4.5 to Geac's Registration Statement on Form S-8 (file no. 333-109670), filed with the Securities and Exchange Commission on October 14, 2003.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            GEAC COMPUTER CORPORATION LIMITED


Dated: February 2, 2004                     By: /s/ Jeffrey M. Snider
                                                --------------------------------
                                                Name:     Jeffrey M. Snider
                                                Position: Senior Vice President,
                                                          General Counsel

                                  EXHIBIT INDEX


EXHIBIT
NUMBER    EXHIBIT DESCRIPTION
-------   -------------------

  3.1 Restated Certificate and Articles of Incorporation of Geac, incorporated herein by reference to Exhibit 3.1 to Geac's Registration Statement on Form F-4 (file no. 333-103019), filed with the Securities and Exchange Commission on February 6, 2003.

  3.2 Bylaws of Geac, incorporated herein by reference to Exhibit 3.2 to Geac's Registration Statement on Form F-4 (file no. 333-103019), filed with the Securities and Exchange Commission on February 6, 2003.

 10.1 Amended and Restated Geac Shareholder Protection Rights Agreement, incorporated herein by reference to Exhibit 4.5 to Geac's Registration Statement on Form S-8 (file no. 333-109670), filed with the Securities and Exchange Commission on October 14, 2003.